SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2015

Global Power Equipment Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 E. Las Colinas Boulevard, Suite 400

Irving, Texas 75039

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 214-574-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

For the reasons previously disclosed in its Current Report on Form 8-K, dated May 5, 2015 (the “8-K”), and in its Form 12b-25, dated May 11, 2015 (the “12b-25” and, together with the 8-K, the “Prior Filings”), Global Power Equipment Group Inc. (the “Company”) has not timely filed with the U.S. Securities and Exchange Commission (the “SEC”) its quarterly report on Form 10-Q for the fiscal quarter ended March 29, 2015 (the “Form 10-Q”), pending the completion of a review and certain adjustments to its full year 2014 financial statements. As disclosed in the Prior Filings, the Company, in consultation with its independent registered public accounting firm, BDO USA, LLP, and outside advisors, has been working diligently to complete the steps necessary in order to file its Form 10-Q as soon as practicable.

As a result of the delayed Form 10-Q filing, the Company received a letter from the New York Stock Exchange (the “NYSE”) on May 19, 2015, indicating that the Company is not in compliance with the NYSE’s continued listing requirements under the timely filing criteria outlined in Section 802.01E of the NYSE Listed Company Manual. The letter states that, under the NYSE’s rules, the Company will have six months from the date of the letter to file its Form 10-Q. The Company can regain compliance with the NYSE listing standards at any time prior to such date by filing its Form 10-Q with the SEC.  If the Company fails to regain compliance with the NYSE rules prior to the compliance deadline, then the NYSE may, in its sole discretion, grant an extension of up to six additional months. The letter from the NYSE also notes that the NYSE nevertheless reserves the right to commence delisting proceedings at any time if it deems that the circumstances warrant.

As previously disclosed, the Company intends to file the Form 10-Q as soon as practicable. Upon making such filing, the Company expects to again be in compliance with the continued listing requirements of the NYSE.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2015

Global Power Equipment Group Inc.

By:	/s/ Tracy D. Pagliara
Tracy D. Pagliara
Chief Administrative Officer, General Counsel and Secretary

3